UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under § 240.14a-12

SPRINT NEXTEL CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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	(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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News Release

Sprint Nextel

6200 Sprint Parkway

Overland Park, Kan. 66213

Media Contact:

Scott Sloat

240-855-0164

Scott.sloat@sprint.com

Investor Contact:

Brad Hampton

800-259-3755

investor.relations@sprint.com

Sprint Announces Closing of $3.1 Billion Convertible Bond

OVERLAND PARK, Kan. – October 22, 2012 – Sprint Nextel Corp. (NYSE: S) announced today the closing of its previously announced convertible bond sale to Starburst II, Inc., a wholly-owned subsidiary of SOFTBANK CORP., pursuant to which Starburst II agreed to purchase from Sprint a bond in the principal amount of $3.1 billion in connection with the proposed strategic combination of Sprint and SOFTBANK. Subject to the provisions of the bond purchase agreement, the bond is convertible into an aggregate of 590,476,190 shares of Sprint common stock, or approximately 19.65% of the current outstanding shares. If not earlier converted, principal and any accrued but unpaid interest under the bond will be due and payable on October 15, 2019. The principal balance of the bond will bear interest at 1.0% per annum, with interest payable semi-annually in arrears on April 15 and October 15, beginning on April 15, 2013.

Additional Information and Where to Find It

In connection with the proposed strategic combination, Starburst II plans to file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of Sprint, and that also will constitute a prospectus of Starburst II. Sprint will mail the proxy statement/prospectus to its stockholders. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. The proxy statement/prospectus, as well as other filings containing information about Sprint, SoftBank and Starburst II, will be available, free of charge, from the SEC’s web site (www.sec.gov). Sprint’s SEC filings in connection with the transaction also may be obtained, free of charge, from Sprint’s web site (www.sprint.com) under the tab “About Us – Investors” and then under the heading “Documents and Filings – SEC Filings,” or by directing a request to Sprint, 6200 Sprint Parkway, Overland Park, Kansas 66251, Attention: Shareholder Relations or (913) 794-1091. Starburst II’s SEC filings in connection with the transaction (when filed) also may be obtained, free of charge, by directing a request to SoftBank, 1-9-1 Higashi-Shimbashi, Minato-ku, Tokyo 105-7303, Japan; telephone: +81.3.6889.2290; e-mail: ir@softbank.co.jp.

Participants in the Merger Solicitation

The respective directors, executive officers and employees of Sprint, SoftBank, Starburst II and other persons may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding Sprint’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2011. Other information regarding the interests of such individuals as well as information regarding SoftBank’s and Starburst II’s directors and executive officers will be available in the proxy statement/prospectus when it becomes available. These documents can be obtained free of charge from the sources indicated above. This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Act”).

The bond has not been registered under the Act or the securities laws of any other place and may not be offered or sold in the United States absent registration or an applicable exemption therefrom.

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